UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2012

EATON CORPORATION plc

(Exact Name of Registrant as Specified in Charter)

Ireland	333-182303	98-1059235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 Sir John Rogerson’s Quay

Dublin 2, Ireland

(Address of Principal Executive Offices) (Zip Code)

(216) 523-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Senior Notes due 2015, Senior Notes due 2017, Senior Notes due 2022, Senior Notes due 2032, and Senior Notes due 2042

Overview

On November 20, 2012, Turlock Corporation, an Ohio Corporation (the “Issuer”), an indirect subsidiary of the registrant, Eaton Corporation plc, an Irish public limited company (the “Company”), issued $600,000,000 aggregate principal amount of its 0.950% Senior Notes due 2015 (the “2015 Notes”), $1,000,000,000 aggregate principal amount of its 1.500% Senior Notes due 2017 (the “2017 Notes”), $1,600,000,000 aggregate principal amount of its 2.750% Senior Notes due 2022 (the “2022 Notes”), $700,000,000 aggregate principal amount of its 4.000% Senior Notes due 2032 (the “2032 Notes”) and $1,000,000,000 aggregate principal amount of its 4.150% Senior Notes due 2042 (the “2042 Notes” and, together with the 2015 Notes, the 2017 Notes, the 2022 Notes and the 2032 Notes, the “Notes”) pursuant to an indenture, dated as of November 20, 2012, among the Issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), governing the Notes.

Interest on the Notes is payable on May 2 and November 2 of each year, commencing on May 2, 2013. The 2015 Notes will mature on November 2, 2015, the 2017 Notes will mature on November 2, 2017, the 2022 Notes will mature on November 2, 2022, the 2032 Notes will mature on November 2, 2032 and the 2042 Notes will mature on November 2, 2042.

The Issuer intends to use the net proceeds of the offering of the Notes to fund a portion of the consideration for the proposed acquisition (the “Acquisition”) by the Company and Eaton Corporation (“Eaton”) of Cooper Industries plc (“Cooper”). In connection with the Acquisition, the Issuer will merge with and into Eaton, with Eaton surviving the merger as an indirect, wholly owned subsidiary of the Company (such transaction, the “Merger” and together with the Acquisition, the “Transaction”). Upon consummation of the Merger, Eaton will assume all of the obligations of the Issuer under the Notes, Indenture and Registration Rights Agreement (as defined below).

The net proceeds from this offering were deposited into an escrow account pending consummation of the Acquisition. If the Acquisition is not consummated on or prior to May 21, 2013 for any reason, the Notes will be redeemed at a redemption price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date.

The following is a brief description of the terms of the Notes and the Indenture.

Notes and the Indenture

Ranking

Prior to the consummation of the Transaction, the Notes will be secured by the net proceeds of this offering contained in an escrow account and will be unsubordinated obligations of the Issuer. Following the consummation of the Transaction, the Notes will be the unsecured unsubordinated obligations of Eaton and will rank equally with all of Eaton’s other unsecured unsubordinated indebtedness. The Notes will be effectively subordinated to any existing or future secured obligations of Eaton, to the extent of the value of the collateral securing such obligations and senior in right of payment to any obligations of Eaton that are by their terms expressly subordinated or junior in right of payment to the Notes. They will be structurally subordinated to unsubordinated obligations of the subsidiaries of Eaton that do not guarantee the Notes.

Guarantees

The Notes are fully and unconditionally guaranteed on an unsubordinated unsecured basis by the Company and certain of the Company’s subsidiaries. Substantially concurrently with the consummation of the Acquisition and the release of the escrow property from the escrow account, the Notes will be fully and unconditionally guaranteed on an unsubordinated unsecured basis by certain subsidiaries of Eaton that will guarantee Eaton’s revolving credit facilities and substantially all of Eaton’s and Cooper’s long-term debt. Within 40 days after the consummation of the Acquisition, the Notes will be fully and unconditionally guaranteed on an unsubordinated unsecured basis by Cooper and certain of Cooper’s subsidiaries that will guarantee Eaton’s revolving credit facilities and substantially all of Eaton’s and Cooper’s long-term debt.

Optional Redemption

We may redeem the Notes of any series, in whole or in part, at any time or from time to time at the applicable make-whole premium redemption price.

Change of Control

If we experience certain kinds of changes of control and there is a downgrade in our ratings, we must offer payment in cash equal to 101% of the aggregate principal amount of the applicable Notes repurchased, plus accrued and unpaid interest and additional interest, if any, and a make-whole amount on the applicable Notes repurchased to the date of repurchase.

Covenants

The Indenture contains covenants, including:

•	limitations on the Company’s ability and the ability of its restricted subsidiaries to sell or transfer any manufacturing plant with the intention of taking back a lease on such property;

•	limitations on the Company’s ability and the ability of its restricted subsidiaries to create liens on certain assets to secure debt; and

•	limitations on the activities of the Issuer and the Company prior to the consummation of the Acquisition.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the affected series of Notes to become or to be declared due and payable.

The foregoing description of the Indenture is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On November 20, 2012, the Issuer and the guarantors of the Notes entered into a registration rights agreement with respect to the Notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Issuer and the guarantors of the Notes have agreed that they will (1) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the Notes and related guarantees for registered notes and guarantees of the applicable series, with terms substantially identical in all material respects to the Notes and related guarantees of such series, except that the transfer restrictions, registration rights and additional interest provisions relating to the Notes will not apply, and (2) if the Issuer and the guarantors are not permitted to consummate the exchange offer because it is not permitted by applicable law, the Issuer and guarantors will file with the SEC a shelf registration statement and use their reasonable best efforts to cause the registration statement to be declared effective under the Securities Act of 1933, as amended.

The Issuer and the guarantors have agreed to use their commercially reasonable efforts to cause the exchange to be completed within 360 days after the issuance of the Notes.

If the Issuer fails to satisfy these obligations or if applicable, the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Notes during the shelf registration period (subject to certain exceptions) (each such event referred to above, a “Registration Default”), then additional interest will accrue on the on the principal amount of the applicable Notes that are “registrable securities”, from and including the date on which any such Registration Default shall occur to, but excluding, the date on which the Registration Default has been cured, in an amount equal to 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum).

The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
Exhibit 4.1	Indenture dated as of November 20, 2012, among the Issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

Exhibit 4.2	Registration Rights Agreement dated as of November 20, 2012, among the Issuer, the guarantors named therein and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, acting as representatives of the several initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

EATON CORPORATION plc

Date: November 26, 2012

	By:	/s/ Richard H. Fearon
	Name:	Richard H. Fearon
	Title:	Vice Chairman and Chief Financial and Planning Officer